                                                                 EXHIBIT 21

     SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION



      MARCH 1, 1994
                                                                           Approximate
                                                     State                Percentage of
                                                (or Jurisdiction)       Voting Securities
                                                    in which                Owned by
      Name                                        Incorporated           Immediate Parent

      ------------------------------------------------------------------------------------
      AAI Corporation                                Maryland               100% (a)
        A.A.I. Engineering Support, Inc.             Maryland               100  (b)
        A.A.I. International, Inc.                   Delaware               100  (b)
        Seti, Inc.                                 Pennsylvania             100  (b)
        AAI Systems Management, Inc.                 Maryland               100  (b)
        AAI Medical, Inc.                            Maryland               100  (b)
        AAI MICROFLITE Simulation                    Maryland               100  (b)
              International Corporation
        AAI/ACL Technologies, Inc.                   Maryland               100  (b)
        AAI California Carshells, Inc.               Maryland               100  (b)
        Electric Transit, Inc.                         Ohio                  53  (b)
        Detroit Stoker Company                       Michigan               100  (a)
        Midwest Metallurgical Laboratory, Inc.       Michigan               100  (c)

      Neo Products Co.                               Illinois               100  (a)

      Symtron Systems, Inc.                         New Jersey              100  (a)

      U.I.C. -Del. Corporation                       Delaware               100  (a)

      (a)--Percentage owned by United Industrial Corporation ("United").
      (b)--Percentage owned by AAI Corporation.
      (c)--Percentage owned by Detroit Stoker Company.


      All of the subsidiaries listed above are included in the consolidated financial statements of United.















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